Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Incyte Corporation 2024 Inducement Stock Incentive Plan of our reports dated February 13, 2024, with respect to the consolidated financial statements of Incyte Corporation and the effectiveness of internal control over financial reporting of Incyte Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
February 13, 2024